Exhibit 99.1

Allegiant Travel Company Reports Second Quarter 2007 Financial Results

Las Vegas, Nev., August 6 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following second quarter 2007 results, and comparisons to prior year equivalents:

Unaudited	2Q07	2Q06	Change
Total operating revenue (millions)	$88.9	$59.7	49.1%
Operating income (millions)	$14.2	$4.9	190.5%
Operating margin	15.9%	8.2%

Net income (millions)	$10.0	$4.7	112.2%
Diluted earnings per share	$0.49	$0.28	75.0%

Scheduled Service:
Ancillary revenue per passenger	$20.94	$14.63	43.1%
Total revenue per ASM (cents)	9.76	8.48	15.1%
Average stage length (miles)	921	1,035	(10.9)%

Total System*:
Operating expense per ASM (cents)	8.05	7.79	3.3%
Operating expense per ASM, excluding fuel (cents)	4.24	4.02	5.5%
Average stage length (miles)	901	983	(8.3)%

*Total system includes scheduled service, fixed fee contract and non-revenue flying.

“Our results in the second quarter continue to be in line with our expectations,” said Maurice J. Gallagher, Jr., Chairman, CEO and President of Allegiant Travel Company. “Year-over-year scheduled service passengers increased 58%, while scheduled service departures and ASMs were up 53% and 37%, respectively. Our superb team members delivered an operating margin almost on par with that of the first quarter despite significantly higher fuel prices in the second quarter. Further, our average scheduled fare per passenger at $108 was virtually the same as last year despite a nearly 11% decrease in scheduled stage length. This was driven primarily by our ancillary revenue component, which increased by over $6, year-over-year, to almost $21 per passenger.”

Gallagher continued, “Both Las Vegas and Orlando were substantially stronger year-over-year, with Orlando’s improvement significantly outpacing that of Las Vegas. Our new destination of Tampa/St. Petersburg continued to be strong during its initial second quarter. However, our third quarter, historically the most challenging, will be even more so if high fuel prices persist. In light of high fuel prices, we are more focused than ever on other costs: in the second quarter, CASM ex-fuel increased only 5.5% over the prior year, despite an 8.3% reduction in system stage length. Given current high fuel prices and recent weaknesses in credit markets, we are pleased our balance sheet remains one of the best in the industry.”

Linda Marvin, Allegiant Travel Company CFO, stated, “As of June 30, 2007 cash and short-term investments were $186 million. This balance includes $22 million of net proceeds generated through a secondary stock offering which we completed during the second quarter. With the completion of this secondary offering, more than 50% of Allegiant’s stock is now publicly held.”

During the second quarter, Allegiant Air initiated service to seven new small cities and on eleven new routes. We recently announced that in the fourth quarter we will add Phoenix-Mesa, Arizona and Ft. Lauderdale, Florida, to our network as our fourth and fifth “world class leisure destinations”, basing two aircraft at each city by year-end. These aircraft will serve a total of 25 new routes by December 31, all but one of which will be to an existing small city in the Allegiant Air network.

We have separately announced six other new routes and four other new small cities to be initiated by year-end 2007. We expect to make further new service announcements in the near future. The following table summarizes year-over-year and recent changes in Allegiant Air’s scheduled service network:

Network Summary*	July 31, 2007	June 30, 2007	June 30, 2006
“World-class leisure destinations”	3	3	2
Small cities served	48	50	40
Total cities served	51	53	42

Routes to Las Vegas	38	39	33
Routes to Orlando	24	25	16
Routes to Tampa Bay/St. Petersburg	14	14	0
Other routes	2	2	0
Total routes	78	80	49

* includes cities served seasonally

Allegiant also leased two additional MD-80 aircraft during the second quarter, one of which was placed in service by quarter end. The other leased MD-80 was placed into service in July, along with an owned MD-80, bringing our current operating fleet to 29 MD-80 aircraft. Additionally, in July we bought eight spare engines, currently leased to another operator, which are scheduled to be returned to us in October. We may continue to lease some of these engines to other operators until such time as we need them.

We also have committed to purchase a total of eight MD-80 aircraft for delivery to us through the first quarter of 2008. Of these eight aircraft, six would come with seller-financing. The following table summarizes year-over-year and recent changes in Allegiant Air’s fleet:

MD-80 Aircraft in Service	July 31, 2007	June 30, 2007	June 30, 2006
Owned (including capital leases)	25	24	15
Leased	4	3	6
Total	29	27	21

At this time, Allegiant Travel Company provides the following guidance to investors, which are subject to revision:

•                  We expect third quarter Allegiant Air year-over-year ASM growth of at least 29% and departure growth of at least 32%.

•                  We expect fourth quarter 2007 year-over-year ASM growth of at least 40% and departure growth of at least 35%.

•                  We expect full-year 2008 year-over-year ASM growth of at least 30% and departure growth of at least 25%.

•                  By the end of the year, Allegiant Air expects to operate at least 32 MD-80 aircraft. There currently appear to be sufficient high-quality MD-80 aircraft available on the market to support Allegiant Air growth.

The current status of Allegiant Air’s fuel hedging program is summarized below:

	3Q07	4Q07	1Q08	2Q08
Expected scheduled service jet fuel consumption hedged	38%	10%	N/M	0%
All-in cost per gallon of hedged jet fuel*	$2.27	$2.34	N/M	—

* includes approximately $0.24 per gallon in expenses above the raw cost of jet fuel

We may yet enter into further fuel hedge transactions for September 2007 fuel consumption.

Allegiant Travel Company will host a conference call with analysts at 1 pm EDT tomorrow, August 7, 2007, to discuss our second quarter financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company

Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT), is focused on linking travelers in small cities to world-class leisure destinations such as Las Vegas, Nev., Orlando, Fla. and Tampa/St. Petersburg, Fla. Through its subsidiary, Allegiant Air, LLC the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370

mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275

ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future revenues, future earnings per share, ASM growth, departure growth, fleet growth and expected fuel consumption and expense, as well as information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to Las Vegas, Orlando, Tampa/St. Petersburg, Phoenix and Ft. Lauderdale from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on the Las Vegas, Orlando, Tampa/St. Petersburg, Phoenix and Ft. Lauderdale markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company

Consolidated Statements of Income

Quarters Ended June 30, 2007 and 2006

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Percent
	2007	2006	change
OPERATING REVENUE:
Scheduled service revenues	$65,622	$44,816	46.4
Fixed fee contract revenues	7,533	7,887	(4.5)
Ancillary revenues	15,786	6,966	126.6
Total operating revenue	88,941	59,669	49.1

OPERATING EXPENSES:
Aircraft fuel	35,458	26,515	33.7
Salary and benefits	12,046	8,375	43.8
Station operations	8,198	6,169	32.9
Maintenance and repairs	5,692	3,776	50.7
Sales and marketing	3,033	2,324	30.5
Aircraft lease rentals	657	1,545	(57.5)
Depreciation and amortization	3,715	2,519	47.5
Other	5,984	3,573	67.5
Total operating expenses	74,783	54,796	36.5

OPERATING INCOME	14,158	4,873	190.5
As a percent of total operating revenue	15.9%	8.2%

OTHER (INCOME) EXPENSE:
Gain on fuel derivatives, net	(380)	(310)	22.6
Earnings from joint venture, net	(195)	—	N/M
Interest income	(2,409)	(757)	218.2
Interest expense	1,361	1,196	13.8
Total other (income) expense	(1,623)	129	N/M

INCOME BEFORE INCOME TAXES	15,781	4,744	232.7
As a percent of total operating revenue	17.7%	8.0%

PROVISION FOR INCOME TAXES	5,805	42	N/M

NET INCOME	$9,976	$4,702	112.2
As a percent of total operating revenue	11.2%	7.9%

Earnings per share
Basic	$0.50	$0.73	(31.5)
Diluted	$0.49	$0.28	75.0

Weighted Average Shares Outstanding
Basic	19,988	6,433	210.7
Diluted	20,433	16,684	22.5

Unaudited pro forma data (reflecting change in tax status)(1)
Income before income taxes	$15,781	$4,744	232.7
Pro-forma provision for income taxes	5,805	1,755	230.8
Pro-forma net income	$9,976	$2,989	233.8
Unaudited net income per share data (reflecting change in tax status)
Basic pro-forma net income per share	$0.50	$0.47	6.4
Diluted pro-forma net income per share	$0.49	$0.18	172.2

(1) Prior to its December 2006 initial public offering, the Company was organized as a limited liability company (LLC) and as such was generally not subject to income taxes, except in certain state and local jurisdictions. The pro-forma tax provision reflects income taxes as if the company were organized as a corporation effective January 1, 2006.

Allegiant Travel Company

Operating Statistics

Quarters Ended June 30, 2007 and 2006

(Unaudited)

	Three months ended June 30,		Percent
	2007	2006	change*
OPERATING STATISTICS
Total system statistics
Passengers	810,555	535,499	51.4
Revenue passenger miles (RPMs) (thousands)	774,828	563,236	37.6
Available seat miles (ASMs) (thousands)	928,177	703,336	32.0
Load factor	83.5%	80.1%	3.4
Operating revenue per ASM (cents)	9.58	8.48	13.0
Operating expense per ASM (cents)	8.05	7.79	3.3
Operating expense per ASM, excl fuel (cents)	4.24	4.02	5.5
Departures	6,962	4,844	43.7
Block hours	16,370	12,360	32.4
Average stage length (miles)	901	983	(8.3)
Avg number of operating aircraft during period	26.2	21.0	24.8
Total aircraft in service end of period	27	21	28.6
Full-time equivalent employees at end of period	951	739	28.7
Fuel gallons consumed (thousands)	15,864	11,671	35.9
Average fuel cost per gallon	$2.23	$2.27	(1.8)

Scheduled service statistics
Passengers	753,716	476,174	58.3
Revenue passenger miles (RPMs) (thousands)	708,616	504,635	40.4
Available seat miles (ASMs) (thousands)	833,475	610,294	36.6
Load factor	85.0%	82.7%	2.3
Departures	6,121	4,000	53.0
Block hours	14,680	10,663	37.7
Yield (cents)	9.26	8.88	4.3
Scheduled service revenue per ASM (cents)	7.87	7.34	7.2
Ancillary revenue per ASM (cents)	1.89	1.14	65.8
Total revenue per ASM (cents)	9.76	8.48	15.1
Average fare - scheduled service	$87.07	$94.12	(7.5)
Average fare - ancillary	20.94	14.63	43.1
Average fare - total	$108.01	$108.75	(0.7)
Average stage length (miles)	921	1,035	(10.9)
Percent of sales through website during period	86.8%	84.7%	2.1

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company

Non-GAAP Presentations

Quarters Ended June 30, 2007 and 2006

(in thousands, except per share and per ASM amounts)

(Unaudited)

Derivation of adjusted net income (excluding non-cash mark-to-market loss on fuel derivatives) from net income:

	Three months ended June 30,		Percent
(in thousands, except per share amounts)	2007	2006	change
Net income	$9,976	$4,702	112.2
Mark-to-market non-cash loss on fuel derivatives	680	102	566.7
Tax impact of mark-to-market non-cash gain on fuel derivatives	(258)	—	N/M

Net of mark-to-market non-cash loss on fuel derivatives:
Adjusted net income	$10,398	$4,804	116.4
Adjusted earnings per share:
Basic	$0.52	$0.75	(30.7)
Diluted	$0.51	$0.29	75.9

Derivation of operating cost per ASM including cash gain on fuel derivatives from total operating expense per ASM:

	Three months ended June 30,		Percent
(in cents)	2007	2006	change
Total operating expense per ASM	8.05	7.79	3.3
Cash gain on fuel derivatives per ASM	(0.11)	(0.06)	83.3
Operating cost per ASM including cash gain on fuel derivatives	7.94	7.73	2.7

Split into cash-settled portion and mark-to-market non-cash portion of gain on fuel derivatives, net:

	Three months ended June 30,		Percent
(in thousands)	2007	2006	change
Mark-to-market non-cash gain on fuel derivatives	$680	102	566.7
Cash gain on fuel derivatives	$(1,060)	(412)	157.3
Gain on fuel derivatives, net	$(380)	$(310)	22.6

Note: the Company believes the non-GAAP measures above assist investors in understanding the underlying economic performance of the Company as follows:

•                  The Company does not qualify for fuel hedge accounting treatment under FAS 133. Management regards the adjusted net income measure shown above as representative of the net income the Company would have shown if it did qualify for fuel hedge accounting treatment under FAS 133. Likewise, management regards operating cost per ASM including cash gain or loss on fuel derivatives as representative of the total operating expense per ASM the Company would have shown if it did qualify for fuel hedge accounting treatment under FAS 133.

Allegiant Travel Company

Consolidated Statements of Income
Six Months Ended June 30, 2007 and 2006
(in thousands, except per share amounts)
(Unaudited)

	Six months ended June 30,		Percent
	2007	2006	Change
OPERATING REVENUE:
Scheduled service revenues	$123,853	$87,509	41.5
Fixed fee contract revenues	20,881	19,173	8.9
Ancillary revenues	28,556	12,621	126.3
Total operating revenues	173,290	119,303	45.3

OPERATING EXPENSES:
Aircraft fuel	66,637	50,882	31.0
Salary and benefits	23,370	16,028	45.8
Station operations	16,833	12,349	36.3
Maintenance and repairs	12,219	7,477	63.4
Sales and marketing	6,065	4,753	27.6
Aircraft lease rentals	1,308	3,173	(58.8)
Depreciation and amortization	7,375	4,745	55.4
Other	11,024	7,604	45.0
Total operating expenses	144,831	107,011	35.3

OPERATING INCOME	28,459	12,292	131.5
As a percent of total operating revenue	16.4%	10.3%

OTHER (INCOME) EXPENSE:
Gain on fuel derivatives, net	(1,904)	(578)	229.4
Earnings from joint venture, net	(262)	—	N/M
Other expense	63	—	N/M
Interest income	(4,293)	(1,309)	228.0
Interest expense	2,769	2,601	6.5
Total other expense	(3,627)	714	N/M

INCOME BEFORE INCOME TAXES	32,086	11,578	177.1
As a percent of total operating revenue	18.5%	9.7%

PROVISION FOR INCOME TAXES:	12,363	42	N/M

NET INCOME	$19,723	$11,536	71.0
As a percent of total operating revenue	11.4%	9.7%

Earnings per share
Basic	$0.99	$1.79	(44.7)
Diluted	$0.97	$0.69	40.6

Weighted Average Shares Outstanding
Basic	19,843	6,433	208.5
Diluted	20,323	16,676	21.9

Unaudited pro forma data (reflecting change in tax status)(1)
Income before income taxes	$32,086	$11,578	177.1
Pro-forma provision for income taxes	12,363	4,264	189.9
Pro-forma net income	$19,723	$7,314	169.7
Unaudited net income per share data (reflecting change in tax status)
Basic pro-forma net income per share	$0.99	$1.14	(13.2)
Diluted pro-forma net income per share	$0.97	$0.44	120.5

(1) Prior to its December 2006 initial public offering, the Company was organized as a limited liability company (LLC) and as such was generally not subject to income taxes, except in certain state and local jurisdictions. The pro-forma tax provision reflects income taxes as if the company were organized as a corporation effective January 1, 2006.

Allegiant Travel Company

Operating Statistics

Six Months Ended June 30, 2007 and 2006

(Unaudited)

	Six months ended June 30,		Percent
	2007	2006	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,563,794	1,056,823	48.0
Revenue passenger miles (RPMs) (thousands)	1,524,065	1,146,761	32.9
Available seat miles (ASMs) (thousands)	1,860,706	1,439,964	29.2
Load factor	81.9%	79.6%	2.3
Operating revenue per ASM (cents)	9.31	8.29	12.3
Operating expense per ASM (cents)	7.78	7.43	4.7
Operating expense per ASM, excl fuel (cents)	4.20	3.90	7.7
Departures	13,729	9,584	43.2
Block hours	32,930	25,223	30.6
Average stage length (miles)	915	1,015	(9.8)
Avg # of operating aircraft during period	26.0	20.2	28.7
Total aircraft in service end of period	27	21	28.6
Full-time equivalent employees at period end	951	739	28.7
Fuel gallons consumed (thousands)	31,711	23,953	32.4
Average fuel cost per gallon	$2.10	$2.12	(0.9)

Scheduled service statistics
Passengers	1,426,556	929,653	53.5
Revenue passenger miles (RPMs) (thousands)	1,350,095	1,000,708	34.9
Available seat miles (ASMs) (thousands)	1,610,616	1,217,847	32.3
Load factor	83.8%	82.2%	1.6
Departures	11,795	7,814	50.9
Block hours	28,527	21,246	34.3
Yield (cents)	9.17	8.74	4.9
Scheduled service revenue per ASM (cents)	7.69	7.19	7.0
Ancillary revenue per ASM (cents)	1.77	1.03	71.8
Total revenue per ASM (cents)	9.46	8.22	15.1
Average fare - scheduled service	$86.82	$94.13	(7.8)
Average fare - ancillary	20.02	13.58	47.4
Average fare - total	$106.84	$107.71	(0.8)
Average stage length (miles)	924	1,054	(12.4)
Percent of sales through website during period	87.2%	84.7%	2.5

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company

Non-GAAP Presentations

Six Months Ended June 30, 2007 and 2006

(in thousands, except per share and per ASM amounts)

(Unaudited)

Derivation of adjusted net income (excluding non-cash mark-to-market loss on fuel derivatives) from net income:

	Six months ended June 30,		Percent
(in thousands, except per share amounts)	2007	2006	Change
Net income	$19,723	$11,536	71.0
Mark-to-market non-cash loss on fuel derivatives	(2,437)	(111)	2,095.5
Tax impact of mark-to-market non-cash gain on fuel derivatives	938	—	N/M

Net of mark-to-market non-cash loss on fuel derivatives:
Adjusted net income	$18,224	$11,425	59.5
Adjusted earnings per share:
Basic	$0.92	$1.78	(48.3)
Diluted	$0.90	$0.69	30.4

Derivation of operating cost per ASM including cash gain/loss on fuel derivatives from total operating expense per ASM:

	Six months ended June 30,		Percent
(in cents)	2007	2006	Change
Total operating expense per ASM	7.78	7.43	4.7
Cash (gain)/loss on fuel derivatives per ASM	0.03	(0.03)	N/M
Operating cost per ASM including cash gain/loss on fuel derivatives	7.81	7.40	5.5

Split into cash-settled portion and mark-to-market non-cash portion of gain on fuel derivatives, net:

	Six months ended June 30,		Percent
(in thousands)	2007	2006	Change
Mark-to-market non-cash gain on fuel derivatives	$(2,437)	(111)	2,095.5
Cash (gain)/loss on fuel derivatives	533	(467)	N/M
Gain on fuel derivatives, net	$(1,904)	$(578)	229.4

Note: the Company believes the non-GAAP measures above assist investors in understanding the underlying economic performance of the Company as follows:

•                  The Company does not qualify for fuel hedge accounting treatment under FAS 133. Management regards the adjusted net income measure shown above as representative of the net income the Company would have shown if it did qualify for fuel hedge accounting treatment under FAS 133. Likewise, management regards operating cost per ASM including cash gain or loss on fuel derivatives as representative of the total operating expense per ASM the Company would have shown if it did qualify for fuel hedge accounting treatment under FAS 133.